Exhibit 10.7

                          SALARY CONTINUATION AGREEMENT
                                 AMENDMENT NO.1

This amendment No. 1 to the Salary Continuation Agreement (the "Amended Agreement") is dated and effective as of April 1, 1999 by and between Sparta Foods, Inc. ("Sparta") and A. Merrill Ayers ("Employee")

                                    RECITALS

         Sparta and Employee entered into a Salary Continuation Agreement dated August 16, 1995 (the "Agreement")

         Sparta and Employee desire to amend the Agreement to replace the definition of "Change of Control" in order to broaden such definition to cover the variety of forms a change of control of Sparta may occur and provide Employee with the benefits the Agreement is intended to provide;

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         All capitalized terms not otherwise defined herein shall have the respective meanings ascribed to such terms in the Agreement.

         The definition of "Change of Control" under "DEFINITION" is hereby replaced in its entirety with the following definition:

         1. Change of Control. LaCanasta of Minnesota, Inc. ("LaCanasta") is a wholly owned subsidiary of Sparta. "Change of Control" shall mean any of the following events occurring after the date of the Agreement:

                  A. A merger, consolidation, stock sale, stock exchange, or other reorganization to which Sparta or LaCanasta is a party if the individuals and entities who were shareholders of Sparta immediately prior to the effective date of such merger or consolidation have, immediately following the effective date of such merger or consolidation beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) less than fifty percent (50%) of the total combined voting power of all classes of securities issued by the surviving corporation for the election of directors of the surviving corporations;


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                  B. The sale of substantially all the assets of Sparta or
         LaCanasta to any person or entity other than a sale to a corporation or other entity with respect to which a majority of the shareholders of Sparta immediately prior to such sale own a majority of the combined voting power of all classes of securities of the purchasing person or entity for the election of directors of the purchasing person or entity;

                  C. The sale of a majority of the outstanding shares of LaCanasta to any person or entity which is not a wholly-owned subsidiary of Sparta or LaCanasta;

                  D. The direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of securities of Sparta representing, in the aggregate, a majority of the combined voting power of all classes of Sparta's then issued and outstanding securities by any person or entity or by a group of associated persons or entities acting in concert; or

                  E. A change in the composition of the Board of Directors of Sparta or LaCanasta at any time during any consecutive twenty-four (24) month period such that the "Continuity Directors" cease for any reason to constitute at least a seventy percent (70%) majority of the Board. For purposes of this event, "Continuity Directors" means those members of the Board who either:

                  (1) were directors at the beginning of such consecutive twenty-four (24) month period; or

                  (2) were elected by, or on the nomination or recommendation of, at least a two thirds (2/3) majority of the then-existing Board of Directors.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                           SPARTA FOODS, INC.


                                           By: /s/ Michael Kozlak
                                              Its Chairman of the Board


                                           EMPLOYEE

                                           /s/ A. Merrill Ayers
                                           A. Merrill Ayers